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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Walter W. Buckley, III and David D. Gathman, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of Internet Capital Group, Inc. (Reg. No. 333-78193) and sign any registration statement for the same offering covered by such Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                    Title               Date

/s/ Peter A. Solvik          Director            July 13, 19999
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Peter A. Solvik